MAC

MAC ACCOUNTING GROUP, LLP

CERTIFIED PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS

FARMHOUSE, INC.

WE HEREBY CONSENT TO THE USE IN THE FOREGOING AMENDMENT NO. 4 OF THE REGISTRATION STATEMENT ON FORM S-1/A OF OUR REPORT DATED MAY 4, 2019, REGARDING THE FINANCIAL STATEMENTS OF FARMHOUSE, INC. AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018, AND TO THE REFERENCE TO OUR FIRM UNDER THE HEADING "INTERESTS OF NAMED EXPERTS AND COUNSEL" IN THE REGISTRATION STATEMENT.

MAC ACCOUNTING GROUP, LLP

MIDVALE, UTAH

SEPTEMBER 21, 2020

WWW.MACACCOUNTINGGROUP.COM

1070 MECHAM LANE, MIDVALE, UTAH 84047

801.414.3664